Exhibit 99.1

Infinite Reality To Secure Majority Stake in Super League with Proposed Capital Commitment and Asset Transfer

Transaction will fuel the formation of a leading, global audience network operating at the intersection of pop culture, entertainment, and immersive technology

New York and Santa Monica, CA – October 1, 2024 – Infinite Reality (iR), an innovation company powering the next generation of digital media and e-commerce through artificial intelligence (AI), spatial computing, extended reality (XR), and other immersive technologies today announced a strategic investment and proposed partnership with Super League Enterprise, Inc. (Nasdaq: SLE), a global leader in redefining the gaming industry as a media channel. In this transaction, Infinite Reality will acquire 9.9% of SLE’s outstanding shares via a share exchange , and Infinite Reality Board Chair Clark Callander will join the Board of SLE. Furthermore, the parties have entered into exclusivity to complete a supplemental transaction whereby Infinite Reality will secure an additional 75% of SLE shares, along with a second seat on the board of directors. Inclusive in this transaction is a commitment from Infinite Reality for up to $20 million in cash as well as access to a future $30 million credit facility, the terms yet to be negotiated. This follow-on investment, which will secure Infinite Reality’s majority stake in SLE, involves the transfer and integration of certain iR properties and rights, which when combined under one expanded SLE umbrella, will support capabilities diversification, audience and revenue growth, and market expansion.

“Super League’s ability to access millions of global fans on a monthly basis makes them a perfect fit for us,” said John Acunto, co-founder and CEO of Infinite Reality, said. ”Everyday an overwhelming majority of young people play video games and spend time with other forms of immersive media such as augmented and virtual reality. Now with Super League joining our family of brands, we are in a great position to extend our content and technology to millions.”

In this deal, Super League will be granted a worldwide perpetual license to produce events and sell sponsorships for the Drone Racing League (DRL), a tech-driven global sports property with over 100 million young fans across 170 countries. DRL’s multi-platform approach, including live events, video games, and esports, provides unique engagement opportunities for brands targeting the elusive Gen Z demographic. DRL’s underlying IP, including patents, will remain with Infinite Reality. In addition, SLE will assume ownership of the follow assets:

●	Thunder Studios: An L.A. based Emmy Award-winning production company hosting state-of-the-art facilities for immersive content creation.
●	TalentX: A creator-first talent management firm, crafting strategies and relationships that serve the best interests of influencers and brands alike.
●	Fearless Media: A digital media agency specializing in entertainment, retail, education, and technology verticals.
●	To be determined inclusion of Infinite Reality’s esports assets, pending league approvals.

“Today marks the most significant day in Super League’s history. Joining the Infinite Reality family is game-changing, and the aggregation of our valuable audience-based assets provides massive market reach to deliver ROI-based performance results for brand and IP owners,” said Ann Hand, Chair and CEO of Super League. “Immersive experiences and media channels are the future of advertising. Now with Super League and Infinite Reality’s combined technology and capabilities we can reach digital natives where they live today in immersive gaming and entertainment platforms, while simultaneously preparing for the next frontier: dedicated web-based virtual worlds where brands will drive consumer interactions.”

The deal comes at a pivotal time when the digital landscape is undergoing a seismic shift. With nearly 500 million people playing, shopping, and socializing in 3D worlds, and Gen Z spending an average of 156 minutes daily on platforms like Roblox – surpassing time spent on TikTok – the opportunity for brands is immense. With an award-winning content and experiential development studio and an exclusive suite of proprietary products and measurement tools, Super League sits at the forefront of the immersive marketplace. The creators of more than 10,000 Roblox experiences reaching 160mm monthly active users have signed up for Super League’s tools that help improve user engagement. The company’s extensive gaming and content ecosystem, combined with the addition of iR’s properties, reinforces Super League as an end-to-end solutions provider able to reach a global audience network to deliver the elusive Millennial, Gen Z, and Gen Alpha audiences for brands.

“It has been great watching Ann and her team at Super League evolve over the years,” said Amish Shah, co-founder and Chief Business Officer of Infinite Reality. “This union goes beyond merging companies; it is about shaping the future of digital interaction. Together, we will bridge traditional digital media with emerging 3D worlds, serving youth culture, content creators, and businesses alike. We are excited to lead innovation in immersive experiences and set new benchmarks in our industry.”

Infinite Reality will retain full control and ownership of its other strategic properties and IP as a privately held company. These include, but are not limited to, iR Engine, the world's most advanced 3D engine designed for the web browser; iR Studio, a low-code and no-code SaaS solution for building and deploying immersive projects; iR Enterprise Solutions (formerly Landvault), which partners with Fortune 1000 companies and governments to create bespoke virtual experiences, among other assets.

SternAegis Ventures, the management team within Aegis Capital Corp. responsible for venture capital and private equity financing, is serving as financial advisor to Super League Enterprise, Inc. for this pending transaction.

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About Infinite Reality

Infinite Reality (iR)™ is an innovation company powering the next generation of digital media, commerce, and community through AI, spatial computing, and other immersive technologies. iR’s suite of cutting-edge software, production, marketing services, and other capabilities empower brands and creators to craft inventive digital experiences that uplevel audience engagement, data ownership, monetization, and brand health metrics. The company is backed by an impressive roster of investors including RSE Ventures, Liberty Media, Lux Capital, Lerer Hippeau, MGM, CAA, T-Mobile Ventures, Courtside VC, Exor, Terracap, IAC, Live Nation, as well as notable individuals such as Steve Aoki, Imagine Dragons, and NBA player Rudy Gobert. For more information, visit theinfinitereality.com.

About Super League

Super League (Nasdaq: SLE) is redefining the gaming industry as a media channel for global brands. As a leading end-to-end immersive content partner, Super League enables marketers, advertisers, and IP owners to reach massive audiences through creativity, innovation, and gameplay within the world’s largest immersive platforms. Boasting an award-winning development studio, a vast community of native creators, and a proprietary suite of tools that maximize user engagement, Super League is a one-of-a-kind holistic solutions provider. Whether a partner is focused on building a world-class creative experience, achieving a lift in brand awareness, inspiring deeper customer loyalty, or finding new sources of revenue, Super League is at the forefront – always pioneering within immersive worlds. For more information, visit superleague.com.

Contact:

Infinite Reality

press@theinfinitereality.com

Super League

press@superleague.com

Forward Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about Super League’s growth strategies, the ability to actualize the benefits of the transaction with Infinite Reality, our possible or assumed business strategies, new products, potential market opportunities and our ability to secure adequate working capital. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect to our business; our ability to realize the anticipated benefits of the transaction with Infinite Reality, including the possibility that the expected benefits, particularly from both acquisitions made and contracts entered into with Infinite Reality, will not be realized or will not be realized within the expected time period; the ability to obtain the approval of both the preferred stockholders and the common stockholders to approve the transactions with Infinite Reality; unknown liabilities that may or may not be within our control; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition in our market and our ability to compete effectively; and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial condition and operating results will be included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings that we make from time to time with the Securities and Exchange Commission (the “SEC”) which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.